Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-258708, 333-258880, 333-254384, 333-251414, 333-253036, 333-253137, 333-236436, 333-236431, 333-236442, 333-222322, 333-236443 and 333-253035) of Equitable Financial Life Insurance Company of our report dated February 24, 2022 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2022